                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 ACME Metals Incorporated
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                (Name of Registrant as Specified in Its Charter)
                                 ACME Metals Incorporated
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                               ACME Metals Incorp

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ACME METALS INCORPORATED:

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Acme Metals Incorporated, a Delaware corporation (the "Company"), will be held at The Regal Knickerbocker Hotel, 163 East Walton Place, Chicago, Illinois 60611 on Thursday, April 23, 1998, at 10:00 a.m., central time, for the purpose of considering and voting on:

     1.    the election of three directors to serve for a three-year term;

     2. the ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year 1998;

     3. the transaction of such other business as may properly come before the Annual Meeting.

     The Board of Directors has determined that only shareholders of record at the close of business on Monday, March 2, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Whether or not you plan to attend the Annual Meeting, please complete the proxy card enclosed and return it promptly in the accompanying postage prepaid envelope. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          By order of the Board of Directors,

                                          Edward Weber
                                          Edward P. Weber, Jr.
                                          Secretary

Riverdale, Illinois
March 25, 1998

                     IMPORTANT -- YOUR PROXY IS ENCLOSED IN
                     THE ENVELOPE CONTAINING THIS MATERIAL

 13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60827-1182; PHONE (708) 849-2500

                            ACME METALS INCORPORATED
            13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60827-1182
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                                PROXY STATEMENT
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Acme Metals Incorporated, a Delaware corporation (the "Company"), from holders of the Company's outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), for the Annual Meeting of Shareholders of the Company to be held on April 23, 1998 (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Meeting.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone and by certain directors, executive officers or regular employees of the Company, none of whom will receive any compensation therefor in addition to their regular remuneration. The Company will reimburse brokers and certain other persons holding stock in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, but not individual holders of record, by personal interview, telephone, telegram, facsimile or mail. The Company will pay Morrow & Co., Inc. fees not to exceed $5,500 and will reimburse Morrow & Co., Inc. for certain expenses incurred.

     The Notice of Meeting, this Proxy Statement, form of proxy card and Annual Report/Form 10-K for 1997 are being mailed on or about March 25, 1998 to each shareholder of the Company at the holder's address of record.

     Unless otherwise indicated, information furnished in this Proxy Statement prior to May 25, 1992 is for Acme Steel Company and after May 25, 1992 is for Acme Metals Incorporated. The Securities and Exchange Commission has determined that for reporting purposes Acme Metals Incorporated is the successor to Acme Steel Company.

                             VOTING AT THE MEETING

     The Board of Directors has fixed the close of business on March 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the record date, there were 11,680,164 shares of Common Stock outstanding and entitled to vote on all matters to be acted upon at the Annual Meeting.

     Under Delaware law and the Company's Restated Certificate of Incorporation, for each share of Common Stock held, each shareholder is entitled to cast one vote for each nominee for each of the three directorships to be filled. On other matters, each shareholder is entitled to cast one vote for each share of Common Stock held. The three nominees for director receiving the highest number of votes cast will be elected whether or not any of them receive the vote of a majority of the shares represented at the Annual Meeting. Approval of Proposal No. 2 addressing ratification of the selection of independent accountants, described herein, will require the affirmative vote of the majority of the shares of Common Stock represented at the Annual Meeting. Representation in person or by proxy of a majority of the outstanding shares entitled to vote is required for a quorum at the Annual Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to shareholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Shares of Common Stock represented by properly executed proxies, if such proxies are received at or prior to the Annual Meeting and not revoked, will be voted at such Annual Meeting in accordance with any specifications thereon; or, if no specifications are made, will be voted FOR the election of the Board of Directors' nominees and FOR ratification of the selection of Price Waterhouse LLP as independent accountants. Any proxy may be revoked at any time before it is exercised by receipt of a later dated proxy, or by receipt by the Secretary of the Company of a written revocation, or by voting by ballot at the Annual Meeting.

     The Company's 1997 Annual Report/Form 10-K is being mailed to shareholders on or before the date of mailing of this Proxy Statement. The Annual Report/Form 10-K contains financial and other information about the Company, but the Annual Report/Form 10-K is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

     The Notice of Meeting, this Proxy Statement and a voting instruction card are being mailed to eligible participants in the Company's Salaried Employees' Retirement Savings Plan, the Company's Employee Stock Ownership Plan and the Alpha Tube Corporation Employees' 401(k) Retirement Plan. Vanguard Fiduciary Trust Company, Trustee for the plans and as the shareholder of record of the shares of Common Stock held in the plans, will vote the shares in accordance with written instructions from the participants. Where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board of Directors in this Proxy Statement.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     The Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not fewer than three nor more than fifteen directors, as may be fixed by the Board of Directors from time to time. The directors are divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. At each Annual Meeting successors to the class of directors whose term expires at that Annual Meeting are elected for a three-year term. Shareholders may only vote their shares for the number of nominees named in this Proxy Statement.

     There are currently twelve directors: four Class III directors whose terms expire in 1998 (Messrs. Jordan, MacDonald, Marsden and Sovey), four Class I directors whose terms expire in 1999 (Messrs. Lane, Rayfield, Sutherland and Wilson) and four Class II directors whose terms expire in 2000 (Messrs. Bennett, Davis, Laidlaw and LePage). Mr. Jordan is retiring from the Board of Directors on April 23, 1998 after ten years of service thereon and the Board of Directors has fixed the number of directors immediately following the Annual Meeting at eleven.

     Should all directors be elected as proposed, the number and classes of directors would be four Class I directors with terms expiring in 1999, four Class II directors with terms expiring in 2000, and three Class III directors with terms expiring in 2001. This will balance the number of directors within each class as equally as possible as required by the Company's Restated Certificate of Incorporation.

     The three persons listed below as nominees to be elected as Class III directors will serve for the term indicated and until their respective successors shall be elected and qualified. All of such nominees are currently serving as directors of the Company. Each nominee has consented to being named in this Proxy Statement and to serve if elected. In the event of the inability of any one or more of the nominees to stand for election, which is not anticipated, the Board of Directors has authorized Messrs. Edward P. Weber, Jr. and Jerry F. Williams ("Proxies"), in the exercise of their discretion, to nominate and vote for a substitute nominee or nominees, or in lieu thereof, the Board of Directors may reduce the number of directors in accordance with the By-Laws of the Company.

     At the time of the Reorganization of the Company in 1992, the directors of Acme Steel Company became directors of the Company. Each incumbent director's term of office remained the same as it had been with Acme Steel Company. The term of office indicated below includes the term of office with Acme Steel Company, if applicable.

     Information regarding the nominees and other directors whose terms are not expiring at the Annual Meeting is set forth below. There are no marriage, blood or adopted relationships among the individuals. Each director has served continuously since he was first elected.

     Pursuant to the terms of a 1993 labor agreement with the United Steelworkers of America ("USWA"), the USWA has the right to designate a nominee for consideration by the Nominating Committee and the Board of Directors for one seat on the Board of Directors. The nominee is to be a prominent member of the business, labor or academic community. The nominee shall not be or become, while serving as a director, an officer, employee or director of the USWA. Subject to complying with the same standards of conduct as every other Company director, and subject to election by the shareholders, the USWA nominee will serve as a director during the term of the 1993 labor agreement which terminates August 31, 1999. Mr. Buddy W. Davis was designated during 1996 by the USWA for consideration by the Nominating Committee to be a director of the Company. The Nominating Committee recommended Mr. Davis' election to the Board of Directors and at its June 20, 1996 meeting the Board of Directors elected Mr. Davis as a Class II director. Mr. Davis was re-elected a director by the shareholders at the Company's 1997 Annual Meeting.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR A TERM EXPIRING IN 2001
Reynold C. MacDonald photo      REYNOLD C. MACDONALD
                                Age: 79
                                Director since June 1986
                                Member: Executive, Finance and Nominating Committees
                                Retired Chairman of the Board of Acme Steel Company since
                                May 1992; Chairman of the Board of Acme Steel Company June
                                1986 to May 1992. He is a director of ARAMARK Corporation
                                and Kaiser Ventures Inc.
Brian W. H. Marsden photo
                                BRIAN W. H. MARSDEN
                                Age: 66
                                Director since June 1986
                                Member: Audit Review, Executive and Nominating Committees
                                Chairman of the Board (non-employee) of the Company since
                                March 1, 1997; Chairman of the Board of the Company since
                                April 15, 1996; Chairman of the Board and Chief Executive
                                Officer of the Company January 1, 1993 to April 15, 1996;
                                Chairman of the Board, President and Chief Executive Officer
                                of the Company May 1992 to December 1992; President and
                                Chief Executive Officer of Acme Steel Company June 1986 to
                                May 1992.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR A TERM EXPIRING IN 2001 --
CONTINUED
William P. Sovey photo
                                WILLIAM P. SOVEY
                                Age: 64
                                Director since June 1991
                                Member: Compensation, Executive and Nominating (Chairman)
                                Committees
                                Chairman of the Board of Newell Co. (manufacturing and
                                marketing company for high volume hardware and housewares, office and industrial products) since January 1, 1998; Vice
                                Chairman of the Board and Chief Executive Officer of Newell
                                Co. 1992 through 1997; President and Chief Operating Officer of Newell Co. 1986 to 1992. He is a director of Teco Energy,
                                Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE (3) NOMINEES AS CLASS III DIRECTORS OF THE COMPANY WHICH IS PRESENTED AS PROPOSAL NO. 1.

CLASS I DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1999
John T. Lane photo              JOHN T. LANE
                                Age: 55
                                Director since April 1997
                                Member: Compensation, Finance and Nominating Committees
                                Organizational Consultant; Managing Director and Head of
                                U.S. Private Banking of J. P. Morgan & Co. (investment
                                banking firm) from 1990 to 1994; other senior positions at
                                J. P. Morgan & Co. from 1973 to 1990.
Allan L. Rayfield photo
                                ALLAN L. RAYFIELD
                                Age: 62
                                Director since April 1996
                                Member: Compensation, Finance and Nominating Committees
                                Chief Executive Officer and Director of M/A Com, Inc.
                                (microwave manufacturer) November 1993 to December 1994;
                                President, Chief Operating Officer and Director of M/A Com,
                                Inc. March 1991 to November 1993; Chairman of the Board and
                                Chief Executive Officer of International Telecharge Inc.
                                (telecommunications operator service company) April 1990 to
                                March 1991. He is a director of Parker-Hannifin Corporation and Arch Communications Group, Inc.

CLASS I DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1999 --
CONTINUED
                                L. FREDERICK SUTHERLAND
L. Frederick Sutherland photo   Age: 46
                                Director since January 1995
                                Member: Compensation, Finance and Nominating Committees
                                Executive Vice President and Chief Financial Officer of
                                ARAMARK Corporation (diversified services management
                                company) since May 1997; President of Uniform Services Group of ARAMARK Corporation April 1, 1993 to May 1997; Senior
                                Vice President, Finance of ARAMARK Corporation February 1991
                                to April 1993; Vice President of Corporate Finance and
                                Development of ARAMARK Corporation August 1988 to February
                                1991.

                                WILLIAM R. WILSON
William R. Wilson photo         Age: 70
                                Director since July 1992
                                Member: Audit Review, Compensation and Nominating Committees
                                Retired Chairman of the Board and Chief Executive Officer of
                                Lukens Inc. (manufacturer and seller of plate steel and
                                stainless steel products) since December 1991; Chairman of the Board and Chief Executive Officer of Lukens Inc. April
                                1981 to December 1991. He is a director of Columbia Energy
                                Group.

CLASS II DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2000
                                STEPHEN D. BENNETT
Stephen D. Bennett photo        Age: 49
                                Director since January 1993
                                Member: Executive (Chairman), Finance and Nominating (ex
                                officio) Committees
                                President and Chief Executive Officer of the Company since
                                April 15, 1996; President and Chief Operating Officer of the
                                Company January 1993 to April 15, 1996; Group Vice President
                                of the Company May 1992 to December 1992; Group Vice
                                President of Acme Steel Company January 1992 to May 1992 and
                                Vice President-Operations of Acme Steel Company June 1990 to
                                December 1991; General Manager of Fairfield Works, USS
                                Division of USX Corporation (domestic integrated steel
                                producer) December 1987 to May 1990.

CLASS II DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 2000 --
CONTINUED

Buddy W. Davis photo
                                BUDDY W. DAVIS
                                Age: 68
                                Director since June 1996
                                Member: Audit Review and Nominating Committees
                                District 34 Director of the United Steelworkers of America,
                                AFL-CIO-CLC from 1977 to 1993.
Andrew R. Laidlaw photo
                                ANDREW R. LAIDLAW
                                Age: 51
                                Director since May 1987
                                Member: Audit Review (Chairman), Executive and Nominating
                                Committees
                                Chairman of the Executive Committee or Partner at the firm of Seyfarth, Shaw, Fairweather & Geraldson (law firm) since
                                1978.
Frank A. LePage photo
                                FRANK A. LEPAGE
                                Age: 70
                                Director since May 1987
                                Member: Audit Review, Compensation (Chairman), and
                                Nominating Committees
                                Retired Director and Executive Vice President of The
                                Firestone Tire & Rubber Company (manufacturer of tires and related products) since 1982.

BOARD OF DIRECTORS' AND COMMITTEE MEETINGS

     The Board of Directors has an Audit Review Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Nominating Committee. During the fiscal year ended December 28, 1997 there were ten Board of Directors' meetings, two Audit Review Committee meetings, two Compensation Committee meetings, one Executive Committee meeting, five Finance Committee meetings and one Nominating Committee meeting. Each director was present for at least 75% of the combined number of meetings of the Board of Directors and Committees on which each director served. The members of the Committees are identified above.

COMMITTEES

     The Audit Review Committee is charged with the duties of recommending to the Board of Directors the appointment of independent accountants, meeting periodically with the independent accountants and internal auditors to review the adequacy of internal controls and financial reporting, reviewing financial statements, and reviewing, appraising, and reporting to the Board of Directors on accounting and reporting practices, the internal control system and the audit effort by both the independent accountants and internal auditors.

     The Compensation Committee, which consists entirely of non-employee directors, reviews and makes recommendations to the Board of Directors regarding all salaries and benefits relating to officers of the

Company and its subsidiaries and certain highly compensated employees, reviews and makes recommendations regarding the Company's benefit plans, and directs the administration of certain benefit plans.

     The Executive Committee may exercise all of the powers of the Board of Directors with reference to the conduct of the business and affairs of the Company in the interim between meetings of the Board of Directors.

     The Finance Committee reviews and makes recommendations to the Board of Directors with respect to allocation of resources for capital expenditures, dividend policy, capitalization of the Company, major debt and equity financing transactions, financial aspects of major acquisitions or dispositions of businesses or assets by the Company and investment policies of pension funds established for the benefit of employees of the Company and its subsidiaries.

     The Nominating Committee reviews and makes recommendations to the Board of Directors regarding criteria for membership on the Board of Directors, the number of members of the Board of Directors, reviews nominees for membership to the Board of Directors, makes recommendations to the Board of Directors with respect to the Company's policies on the level of compensation of members of the Board of Directors and the retention and retirement of directors who are not officers of the Company.

     Shareholders desiring to recommend nominees for consideration by the Nominating Committee should submit, together with appropriate biographical information, a statement of the nominee's qualifications and consent to the Secretary of the Company, 13500 South Perry Avenue, Riverdale, Illinois 60827-1182. Such information must be received by the Secretary of the Company not less than 120 days prior to the Annual Meeting of Shareholders.

DIRECTORS' COMPENSATION

     During fiscal 1997, directors who were not also employees of the Company were paid an annual directors' fee of $18,000, a fee of $1,000 for attending a meeting of the Board of Directors and a fee of $1,000 for attending a meeting of a Committee of the Board of Directors, whether or not more than one meeting was held on the same day. The Chairmen of the Audit Review, Compensation, Finance and Nominating Committees were paid an additional annual fee of $2,000. The Company provides accidental death insurance for all outside directors while on the business of the Company. Those directors who are employees of the Company do not receive additional compensation for their service as directors. All directors are reimbursed for expenses incurred in connection with Board of Directors' and Committee meetings.

     Mr. MacDonald entered into a Consulting Agreement with the Company effective June 1, 1992 to provide consulting services for a three-year period through May 31, 1995; this agreement was renewed for an additional two-year period, through May 31, 1997, upon the same terms and conditions contained in the original agreement. Pursuant to the agreement, Mr. MacDonald was paid an annual fee of $50,000 in addition to any payments to which he was entitled as a non-employee director of the Company. Under the terms of the contract, he was furnished with an office, secretarial and certain other business office services which amounted to approximately $12,720 in 1997. The contract with Mr. MacDonald terminated on May 31, 1997.

     Mr. Marsden entered into a Retainer Agreement with the Company effective March 1, 1997 pursuant to which he agreed to serve as Chairman of the Board of the Company until April 23, 1998 for an annual retainer of $100,000. The Retainer Agreement has been renewed for an additional one year period through April 22, 1999, upon the same terms and conditions contained in the original agreement. In addition to the annual retainer, Mr. Marsden is provided the use of an office and office services at the Company's headquarters, continued participation in the Company's automobile reimbursement program and key person physical examination program, and reimbursement of country club dues and tax preparation fees. The amounts paid for such perquisites amounted to approximately $38,240 in fiscal 1997.

     In 1992 the Company adopted the Acme Metals Incorporated Non-Employee Directors Retirement Plan (the "Directors Retirement Plan"), which was terminated as of April 24, 1997. The Directors Retirement

Plan provided for the payment of certain benefits commencing at age 65 to directors who were not employees of the Company who served on and then retired from the Board of Directors. Four years of service as a non-employee director were required for a director to be eligible to receive a minimum retirement benefit of 40% of the annual retainer in effect at the date of retirement. The benefit increased 10% for each additional year of service to a maximum of 100% of the annual retainer in effect at the date of retirement. The termination of the Directors Retirement Plan resulted in it being frozen for former directors then receiving, or eligible to receive at age 65, benefits thereunder. Directors who retired prior to April 24, 1997 will continue receiving pension benefits for life. Active directors as of April 24, 1997 who had four or more years of service had the option of : (i) having their vested pension benefit percentage multiplied times the current annual directors' retainer of $18,000 frozen as of April 24, 1997 ("Vested Pension Benefit") and paid out annually for life commencing at normal retirement age; or, (ii) having the amount of their Vested Pension Benefit as of April 24, 1997 converted to shares of phantom stock on April 24, 1997. The number of shares of phantom stock was determined by dividing the Vested Pension Benefit by the price of the Company's Common Stock on April 24, 1997. If option (ii) was elected, a director will receive an annual pension following his retirement from the Board, commencing at normal retirement age and during his lifetime, equal to the number of phantom shares in his account multiplied by the price of the Company's Common Stock on the effective date of the director's retirement from the Board. Pension benefits currently payable pursuant to the Directors Retirement Plan and those payable following its termination pursuant to the two options described above are unfunded and non-qualified and will be paid out of current earnings. No benefits are or will be payable to the spouse or dependents of a retired director.

     Concurrent with the termination of the Directors Retirement Plan, the Board of Directors recommended and the shareholders of the Company approved at the April 24, 1997 Annual Meeting, the adoption of the Acme Metals Incorporated 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Stock Option Plan"). Pursuant to the Directors' Stock Option Plan, which is administered by the Nominating Committee of the Board of Directors, each non-employee member of the Board of Directors is each year granted 2,000 non-qualified options to purchase shares of Common Stock at the Annual Meeting of the Board of Directors which immediately follows the Company's Annual Meeting of Shareholders. The options are granted at the market value per share on the date of grant, determined by calculating the average of the high and low prices of the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal on the date of grant. The options become exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter, unless the vesting schedule is accelerated to become fully exercisable upon death, retirement, or disability. The options expire ten years from the date of grant, subject to earlier termination as set forth in the Directors' Stock Option Plan should a director leave the Board for a reason other than death, retirement or disability. Pursuant to the Directors' Stock Option Plan, Messrs. Davis, Jordan, Laidlaw, Lane, LePage, MacDonald, Marsden, Rayfield, Sovey, Sutherland and Wilson were each granted 2,000 options at an exercise price of $13.75 on April 24, 1997.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

                               SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

     As of March 2, 1998, the following entities were known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                                  NUMBER OF SHARES       PERCENT
                                                                   OF COMMON STOCK          OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED(1)    CLASS(2)
            ------------------------------------                ---------------------    --------
Mackenzie Financial Corporation.............................          1,740,700(3)         14.9%
  Suite 805
  150 Bloor Street West
  Toronto, Ontario M5S 3B5
Dimensional Fund Advisors, Inc..............................            944,914(4)          8.1%
  1299 Ocean Avenue
  Santa Monica, CA 90401
Goodman & Company Ltd.......................................            728,000(5)          6.2%
  Scotia Plaza
  40 King Street West
  Toronto, Ontario M5H 4A9

---------------

(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the percent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 based on the number of shares of Company Common Stock outstanding as of March 2, 1998.

(3) The number of shares of Common Stock beneficially owned was determined by a review of Amendment Number Two to the Schedule 13G filed with the Securities and Exchange Commission on February 11, 1997 which states that Mackenzie Financial Corporation ("Mackenzie") has sole voting and dispositive power for all of the shares reported, and through correspondence between a representative of the Company and a representative of Mackenzie in March 1998, in which the representative of Mackenzie stated that "various accounts managed by Mackenzie in the aggregate own 1,740,700 shares of Common Stock representing approximately 14.9% of the outstanding shares of Common Stock. Mackenzie acquired the shares in the ordinary course of business and not with the purpose or effect of changing or influencing control of Acme Metals Incorporated."

(4) The number of shares of Common Stock owned was determined by a review of the
     Schedule 13G filed February 9, 1998 by Dimensional Fund Advisors, Inc., and a cover letter to the Company which states that "Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 944,914 shares of Company Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares."

(5) The number of shares of Common Stock beneficially owned was determined by a review of the Schedule 13D filed with the Securities and Exchange Commission on April 13, 1995 which states that Goodman & Company Ltd. has sole voting and dispositive power for all of the shares reported and through a conversation between a representative of the Company and a representative of Goodman & Company Ltd. in March 1998.

OTHER PRINCIPAL HOLDER OF VOTING SECURITIES

     On March 2, 1998, Vanguard Fiduciary Trust Company, Trustee for the Company's Salaried Employees' Retirement Savings Plan, the Company's Employee Stock Ownership Plan, and the Alpha Tube Corporation Employees' 401(k) Retirement Plan, held 1,050,432 shares, or 8.9%, of the shares of Common Stock then outstanding, a portion of which are included in the share ownership of executive officers in the table of officers' and directors' beneficial ownership of securities below. Shares held by the Trustee on account of each of the participating employees will be voted by the Trustee in accordance with written instructions from the participants and where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board of Directors in this Proxy Statement.

OFFICERS AND DIRECTORS

     The following table sets forth as of March 2, 1998 information with respect to beneficial ownership of the Company's Common Stock by all directors and nominees, each of the executive officers named in "Executive Compensation" below, and all directors and executive officers as a group.

                                                                                      PERCENT
                                                              AMOUNT AND NATURE OF    OF
NAME OF BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP(1)    CLASS(2)
------------------------                              ----------------------------    --------
Stephen D. Bennett................................                       96,041(3)      *
Buddy W. Davis....................................                             -0-      *
Robert W. Dyke....................................                       35,733(4)      *
Edward G. Jordan..................................                           1,490      *
Andrew R. Laidlaw.................................                           4,490      *
John T. Lane......................................                           1,000      *
Frank A. LePage...................................                           4,990      *
Reynold C. MacDonald..............................                          55,000      *
Brian W. H. Marsden...............................                      195,339(5)     1.7%
Allan L. Rayfield.................................                           2,000      *
Gerald J. Shope...................................                       32,416(6)      *
William P. Sovey..................................                           1,490      *
L. Frederick Sutherland...........................                           2,000      *
Edward P. Weber, Jr...............................                       59,560(7)      *
Jerry F. Williams.................................                       82,291(8)      *
William R. Wilson.................................                           6,990      *
All directors and executive officers
  as a group, 19 persons..........................    604,480(3)(4)(5)(6)(7)(8)(9)    5.0%

---------------

* Less than 1% of class

(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the percent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934.

(3) Includes 67,400 shares which are not now owned but could be acquired by exercise of vested stock options, 11,300 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 3,336 shares held by the trustee of the Company's Employee Stock Ownership Plan ("ESOP") which are attributable to Mr. Bennett's account.

(4) Includes 27,950 shares which are not now owned but could be acquired by exercise of vested stock options, 1,200 shares which are subject to conditions of forfeiture and restrictions on sales, transfer or other disposition, 2,163 shares held by the trustee of the Company's Salaried Employees' Retirement Savings Plan ("SERSP") which are attributable to Mr. Dyke's account, and 3,546 shares held by the trustees of the ESOP which are attributable to Mr. Dyke's account.

(5) Includes 130,650 shares which are not now owned but could be acquired by exercise of vested stock options and 2,500 shares owned by a family member as to which shares Mr. Marsden disclaims beneficial ownership.

(6) Includes 22,000 shares which are not now owned but could be acquired by exercise of vested stock options, 2,500 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, 3,157 shares held by the trustee of the SERSP which are attributable to Mr. Shope's account, and 2,829 shares held by the trustee of the ESOP which are attributable to Mr. Shope's account.

(7) Includes 38,850 shares which are not now owned but could be acquired by exercise of vested stock options, 6,200 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 50 shares held by family members, and 3,778 shares held by the trustee of the ESOP which are attributable to Mr. Weber's account.

(8) Includes 45,750 shares which are not now owned but could be acquired by exercise of vested stock options, 6,240 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, 13,469 shares held by the trustee of the SERSP which are attributable to Mr. Williams' account, and 4,453 shares held by the trustee of the ESOP which are attributable to Mr. Williams' account.

(9) Includes 13,600 shares which are not now owned but could be acquired by exercise of vested stock options, 5,100 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, a total of 5,869 shares held by the trustee of the SERSP and a total of 3,265 shares held by the trustee of the ESOP which are attributable to the accounts of three executive officers who are not named in "Executive Compensation" below.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 filed.

     Based solely on the Company's review of the copies of such forms it has filed on behalf of officers or directors or received from them and written representations from certain reporting persons that they were not required to file Forms 4 or 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1997.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities in the fiscal years 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                  ANNUAL COMPENSATION          --------------------------------------
                                            --------------------------------                  AWARDS
                                                                   OTHER       RESTRICTED   SECURITIES
                                                                   ANNUAL        STOCK      UNDERLYING    ALL OTHER
                                            SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS     COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR     ($)       ($)         ($)          ($)(3)        (#)          ($)(4)
   ---------------------------       ----   -------   -------   ------------   ----------   ----------   ------------
Stephen D. Bennett................   1997   405,000       -0-            (2)     12,688       24,000        26,180
President and Chief                  1996   345,800    45,500            (2)     84,375       24,000        43,043
Executive Officer                    1995   275,000    82,500            (2)     45,938       10,000        39,325
Brian W. H. Marsden(1)............   1997    34,670       -0-      38,240(1)          0        2,000         3,813
Chairman                             1996   281,300    49,500            (2)          0       18,000        36,388
                                     1995   430,000   172,000            (2)     45,938       15,000        66,220
Robert W. Dyke(5).................   1997   177,340    69,828            (2)      1,813        7,000        12,311
Senior Vice President-Fabricating    1996   155,000    35,895      19,994(5)     16,875        6,000        20,998
                                     1995   150,000    54,000            (2)     18,375        4,000        22,440
Gerald J. Shope(6)................   1997   130,010       -0-      13,870(6)      3,625        4,000         9,488
Vice President-Human Resources       1996   122,600    12,000            (2)          0        6,000        14,806
                                     1995   114,000    31,100            (2)          0        4,000        15,961
Edward P. Weber, Jr...............   1997   170,000       -0-      18,714(7)      1,813        7,000        12,412
Vice President,                      1996   158,500    16,100      19,462(7)     42,188        7,000        19,206
General Counsel and Secretary        1995   153,000    45,900            (2)     45,938        5,000        21,879
Jerry F. Williams.................   1997   203,000       -0-            (2)      1,813        7,000        14,814
Vice President-Finance and           1996   191,000    19,700      23,173(8)     42,188        7,000        23,177
Administration and Chief             1995   187,000    56,100            (2)     45,938        5,000        26,741
Financial Officer

---------------

(1) Mr. Marsden retired as an employee of the Company on March 1, 1997. Had he continued to serve until the end of fiscal 1997, he would have been among the four most highly compensated officers of the Company other than the Chief Executive Officer. Disclosure for Mr. Marsden is required pursuant to
     Item 402(a)(3) of Regulation S-K and Item 8 of Rule 14a-101 under Section 14 of the Securities Exchange Act of 1934. During 1997, he was provided with automobile reimbursement expenses of $15,735 and tax preparation fees of $20,325, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Marsden in 1997.

(2) Except as indicated, the dollar value of perquisites and other personal benefits for such executive officers was less than the established reporting thresholds.

(3) Values of restricted stock awards granted during 1997 in the Summary Compensation Table are based on $18.125, the average of the high and low prices of the Company's Common Stock on the New York

     Stock Exchange on January 24, 1997, the date of grant, as reported in The Wall Street Journal. The total number and value of the aggregate restricted shares held at December 28, 1997, based on $8.875, the average of the high and low prices of the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal as of that date, were as follows: Mr. Bennett, 4,300 shares, value $38,163; Mr. Dyke, 1,200 shares, value $10,650; Mr. Shope, none; Mr. Weber, 2,700 shares, value $23,963; and Mr. Williams, 2,740 shares, value $24,318. Dividends, if any are declared, are payable on restricted shares.

     The stock awards granted on January 24, 1997 vested in their entirety on July 25, 1997. The total number of shares granted is as follows: Mr. Bennett 700 shares; Mr. Marsden, none; Mr. Dyke 100 shares; Mr. Shope, 200 shares; Mr. Weber, 100 shares; and Mr. Williams, 100 shares.

     The vesting schedule for stock awards granted on June 20, 1996 is 20% of the shares granted on December 21, 1996, 1997, 1998, 1999 and 2000. The total number of shares granted and the number of shares of each installment are as follows: Mr. Bennett, 5,000 shares granted in installments of 1,000 each; Mr. Marsden, none; Mr. Dyke 1,000 shares granted in installments of 200 each; Mr. Shope, none; Mr. Weber 2,500 shares granted in installments of 500 each; and Mr. Williams 2,500 shares granted in installments of 500 each.

     The vesting schedule for stock awards granted on January 27, 1995 is 20% of the shares granted on July 28, 1995, 1996, 1997, 1998 and 1999. The total number of shares granted and the number of shares of each installment are as follows: Mr. Bennett, 2,500 shares granted in installments of 500 each; Mr. Marsden, 2,500 granted in installments of 500 each (the earn-out of the 1997, 1998 and 1999 installments were accelerated to March 1, 1997 in accordance with the terms of the 1994 Stock Incentive Program upon Mr. Marsden's retirement as an employee of the Company); Mr. Dyke, 1,000 granted in installments of 200 each; Mr. Shope, none; Mr. Weber, 2,500 shares granted in installments of 500 each; Mr. Williams 2,500 shares granted in installments of 500 each.

(4) Amounts in this column are Company contributions to the Company's (i) Salaried Employees' Retirement Savings Plan ("SERSP"), (ii) Employee Stock Ownership Plan ("ESOP"), and, (iii) where the annual compensation of the individual exceeds the IRS statutory limit for 1997 of $160,000, to the Company's Deferred Compensation Plan ("DCP"), based on amounts earned by such executive officers during 1997. The Company contributions to the SERSP, ESOP and DCP for executive officers are based on the same percentages as for all other eligible employees of the Company.

(5) Mr. Dyke has been President of Acme Packaging Corporation since 1992, became Group Vice President of the Company on September 1, 1997 and Senior Vice President-Fabricating of the Company on February 1, 1998. The amounts of compensation and benefits reported for 1995, 1996 and a portion of 1997 were paid by Acme Packaging Corporation, a subsidiary of the Company. The amount reported for Mr. Dyke under Other Annual Compensation in 1996 includes $14,709 for automobile expenses and $5,285 for country club fees and dues, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Dyke in 1996.

(6) Mr. Shope became an executive officer of the Company on April 1, 1995. From January through March of 1995 he was an officer of Acme Steel Company, a subsidiary of the Company, and a portion of the compensation and benefits reported for 1995 was paid by Acme Steel Company. The amount reported for Mr. Shope under Other Annual Compensation in 1997 is for automobile expenses.

(7) The amounts reported for Mr. Weber include $14,964 and $19,462 for automobile expenses in 1997 and 1996, respectively, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Weber for such years.

(8) The amount reported for Mr. Williams consists of $15,080 for automobile expenses and $8,093 for country club fees and dues, each of which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Williams in 1996.

STOCK OPTION GRANTS IN 1997

     The following table sets forth certain information relating to options to purchase Common Stock granted in fiscal year 1997 to the six individuals named in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                          INDIVIDUAL GRANTS IN 1997
                                    ----------------------------------------------------------------------
                                    NUMBER OF     PERCENT OF
                                    SECURITIES   TOTAL OPTIONS
                                    UNDERLYING    GRANTED TO     EXERCISE OR
                                     OPTIONS     EMPLOYEES IN     BASE PRICE                  GRANT DATE
                                    GRANTED(2)      FISCAL       PER SHARE(4)   EXPIRATION   PRESENT VALUE
              NAME                      #           YEAR(3)         ($/SH)         DATE         ($)(5)
              ----                  ----------   -------------   ------------   ----------   -------------
Stephen D. Bennett...............     24,000        22.86%         $15.0625      5/22/07        186,277
Brian W. H. Marsden..............      2,000           N/A         $  13.75      4/24/07         14,078
Robert W. Dyke...................      7,000         6.67%         $15.0625      5/22/07         54,331
Gerald J. Shope..................      4,000         3.81%         $15.0625      5/22/07         31,046
Edward P. Weber, Jr..............      7,000         6.67%         $15.0625      5/22/07         54,331
Jerry F. Williams................      7,000         6.67%         $15.0625      5/22/07         54,331

---------------

(1) Stock Appreciation Rights were not granted during fiscal 1997.

(2) All options to Messrs. Bennett, Dyke, Shope, Weber and Williams were granted on May 22, 1997. One fourth of the options become exercisable on each of May 22, 1998, 1999, 2000 and 2001 unless the vesting schedule is accelerated to become fully exercisable upon death, retirement, disability or a change in control as defined in the Grant of Stock Option Agreement. The options were granted for a term of ten years, subject to earlier termination upon certain events related to termination of employment. The options to Mr. Marsden were granted pursuant to the Company's Directors' Stock Option Plan after Mr. Marsden had retired as an employee of the Company. One fourth of the options become exercisable on each of April 24, 1998, 1999, 2000 and 2001 unless the vesting schedule is accelerated upon death, retirement, disability or a change in control as defined in the Grant of Stock Option Agreement. The options were granted for a term of ten years, subject to earlier termination upon certain events related to termination of employment.

(3) Based on 105,000 options granted to all employees during fiscal 1997. In addition, 22,000 options were granted to non-employee directors during fiscal 1997.

(4) Exercise price is the market value per share on the date of grant, determined by calculating the average of the high and low prices of the Common Stock on the New York Stock Exchange as reported in The Wall Street Journal for the date of grant.

(5) The estimated grant date present value reflected in the above table is determined using the modified Black-Scholes model. The material assumptions and adjustments incorporated in the modified Black-Scholes model in estimating the value of the options reflected in the above table include the following:

     - An exercise price of the options of $13.75 and $15.0625 for the options granted on April 24, 1997 and May 22, 1997, respectively, equal to the market value per share on the date of grant;

     -  A term to exercise of option of seven years;

     - An interest rate of 5.75%, which approximates the interest rate on a U.S. Treasury security with a maturity rate of seven years;

     - Volatility of 42.0% calculated using weekly stock prices for the ten-year period prior to the grant dates;

     -  No dividends being paid on the Common Stock.

AGGREGATED OPTION EXERCISES IN 1997 AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning the exercise of options in 1997 to purchase Common Stock by the six individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 28, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        FISCAL YEAR END OPTION VALUE(1)

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                         OPTIONS AT 12/28/97             AT 12/28/97(2)
                              SHARES                 ---------------------------   ---------------------------
                            ACQUIRED ON    VALUE
                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          NAME                  (#)         ($)          (#)            (#)            ($)            ($)
          ----              -----------   --------   -----------   -------------   -----------   -------------
Stephen D. Bennett.......        0          N/A         61,400        36,000            0              0
Brian W. H. Marsden......        0          N/A        130,650         2,000            0              0
Robert W. Dyke...........        0          N/A         24,950        10,000            0              0
Gerald J. Shope..........        0          N/A         19,000         7,000            0              0
Edward P. Weber, Jr......        0          N/A         35,350        10,500            0              0
Jerry F. Williams........        0          N/A         42,250        10,500            0              0

---------------

(1) No Stock Appreciation Rights have been granted by the Company.

(2) Calculated on the basis of the fair market value of the underlying securities at fiscal year end, $8.875, minus the exercise price. No options were in-the-money at fiscal year end.

DEFINED BENEFIT PLAN

AVERAGE ANNUAL EARNINGS
   FOR THE 5 HIGHEST                                          ESTIMATED ANNUAL PENSION PAYABLE
12-MONTH PERIODS DURING                                     BASED ON YEARS OF SERVICE INDICATED
THE LAST 10 CONSECUTIVE                                     ------------------------------------
   12-MONTH PERIODS                                          15 YEARS     20 YEARS     25 YEARS
-----------------------                                     ----------   ----------   ----------
      $100,000...........................................     12,765       20,640       28,515
      $150,000...........................................   24,578....     36,390       48,203
      $200,000...........................................   36,390....     52,140       67,890
      $250,000...........................................   48,203....     67,890       87,578
      $300,000...........................................   60,015....     83,640      107,265
      $400,000...........................................   83,640....    115,140      146,640
      $500,000...........................................   107,265...    146,640      186,015
      $600,000...........................................   130,890...    178,140      225,390
      $700,000...........................................   154,515...    209,640      264,765
      $800,000...........................................   178,140...    241,140      304,140
      $900,000...........................................   201,765...    272,640      343,515

     Since May 29, 1986 Acme Steel Company has maintained the "Consolidated Pension Plan for Acme Steel Company Salaried Employees and Riverdale Plant Hourly Employees" (the "Consolidated Plan"). Effective July 31, 1994, the Acme Metals Incorporated Salaried Employees' Past Service Pension Plan, the plan which provided benefits to certain employees of the Company, including certain executive officers, was merged into the Consolidated Plan, which became the "Consolidated Pension Plan for Acme Salaried and Hourly Employees." Effective January 1, 1994, the Company adopted the Acme Metals Incorporated Supplemental Benefits Plan (the "Supplemental Benefits Plan") to pay benefits to employees of the Company, which would be payable under the Consolidated Plan, except for the limits imposed under the Internal Revenue Code of 1986 (the "Code"). The Supplemental Benefits Plan is a non-qualified plan for purposes of ERISA and is unfunded.

     The Consolidated Plan provides benefits based on years of credited service with the Company (including prior service with Acme Steel Company) through December 31, 1981 and average annual earnings for the five highest twelve-month periods during the ten consecutive twelve-month periods preceding retirement. The Company and Mr. Marsden are parties to a deferred compensation agreement which entitles Mr. Marsden to a supplemental pension benefit equivalent to ten years of additional credited service under the Consolidated Plan unless (i) his employment with the Company is terminated for "Cause" (as defined in the deferred compensation agreement) or (ii) he engages in "competitive activity" (as defined in the deferred compensation agreement) for the period and under the circumstances provided in that agreement. Corporate funds, rather than pension trust assets, are used for payment of these supplemental benefits to Mr. Marsden and any pension benefits payable in excess of the maximum amount permitted under the Code. Mr. Marsden was deemed to have approximately 15 years of credited service at his retirement as an employee of the Company on March 1, 1997. Pension benefits payable to Mr. Marsden in excess of the maximum amounts permitted under the Code are and will continue to be provided under the Supplemental Benefits Plan. Messrs. Shope and Williams have approximately 12 years and 17 years, respectively, of credited service. Any pension benefits to Messrs. Shope and Williams in excess of the maximum amounts permitted under the Code will be provided under the Supplemental Benefits Plan unless either one experiences a "Discharge for Cause" (as defined in the Supplemental Benefits
Plan). Messrs. Bennett, Dyke and Weber joined the Company after December 31, 1981 and therefore do not participate in the Consolidated Plan.

     The preceding table is based upon retirement at age 65, a pension payable for the life of the retiree only, and a social security offset of $10,343.00 per year. Different benefits under the Consolidated Plan may be payable for persons whose employment terminates prior to age 65. For purposes of the table, average annual earnings include salaries and bonuses paid or deferred during the twelve-month period.

     The Consolidated Plan provides a transition pension for salaried employees, including certain executive officers, who were employed on December 31, 1981, if the benefit attributable to certain contributions by the Company after December 31, 1981 under the Company's Salaried Employees' Retirement Savings Plan (the "SERSP") is less than the benefit under the Consolidated Plan, which would be attributable to continuous service between January 1, 1982 and the earlier of December 31, 1991 or termination of employment. The amount attributable to such Company contributions from 1982 through 1988 is all Company contributions in excess of six and one-half percent of the participant's earnings and from 1989 through 1991 is all Company contributions, for each calendar quarter of continuous service, together with amounts which would have been earned had such contributions been invested and reinvested in the SERSP in the (i) Diversified Investment Fund from January 1, 1982 through August 31, 1995, and (ii) Vanguard Asset Allocation Fund commencing September 1, 1995. In the case of executive officers, earnings are the same for purposes of the SERSP as for purposes of the Consolidated Plan. Future performance of the Vanguard Asset Allocation Fund, annuity interest rates, and the earnings of participants during the ten years preceding retirement will determine whether or not any transition pension will be payable. Unless a participant becomes entitled to a transition pension, years of credited service after December 31, 1981 will have no effect on any estimated annual pension payable pursuant to the Consolidated Plan.

CHANGE IN CONTROL ARRANGEMENTS

     On May 25, 1992, the Board of Directors adopted the Key Executive Severance Pay Plan (the "Severance Plan") from Acme Steel Company and designated the executive officers of the Company and certain other individuals as participants. A participant may be entitled to severance benefits under the Severance Plan if there is a termination of his employment without cause at any time within three years after a Change in Control of the Company (as defined in the Severance
Plan). In addition, following a Change in Control a participant may elect to terminate his employment without loss of severance benefits in certain specified contingencies, including termination of the participant's position as an officer or director; a good faith determination by the participant that as a result of the Change in Control, he is unable to carry out the authorities, powers, functions or duties attached to his position; a significant adverse change in his position, duties or compensation; the failure of a successor to assume the Company's obligations under the Severance Plan; excessive travel requirements or the substantial relocation of his place of work; or, the reorganization, dissolution, liquidation, consolidation or merger of the Company or the sale of a significant portion of its assets.

     Under the Severance Plan, a Change in Control is deemed to have occurred if
(i) the Company is merged or reorganized into or with, or sells all or substantially all of its assets to, another company in a transaction in which former shareholders of the Company own less than seventy-five percent of the outstanding securities of the surviving or acquiring company after the transaction, (ii) a filing is made with the Securities and Exchange Commission disclosing the beneficial ownership by any person or group of twenty-five percent or more of the voting power of the Company, (iii) during any period of two consecutive years individuals who were directors at the beginning of such period cease to constitute a majority of the Board of Directors without the approval of two-thirds of the remaining members of the Board of Directors, (iv) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (v) any other event, or events, which the Board of Directors shall determine to be a Change in Control.

     A participant who is terminated with rights to severance compensation under the Severance Plan will be entitled to receive in respect of the "Severance Period" (as defined in the Severance Plan), in lieu of further salary payments to the participant, the following: (i) a sum equal to (a) three times the participant's highest annual aggregate base salary in effect at any time within five years prior to the date the "Notice of Termination of Employment" (as defined in the Severance Plan) is given, plus (b) an amount equal to the average compensation paid in the two calendar years prior to the date said Notice is given to the participant under the Company's Executive Incentive Compensation Plan, or any successor plan (provided, however, the participant may elect to receive said sums in thirty-six (36) equal monthly payments, including interest, after the date of said Notice); (ii) for a period of thirty-six (36) months following the date of "Termination of Employment" (as defined in the Severance
Plan), or until a participant's death, if earlier, life, health and accident insurance benefits and other executive benefits the participant was receiving immediately prior to the date of Termination of Employment; (iii) all benefits to which the participant is entitled as a participant under the Salaried Employees' Past Service Pension Plan, the Salaried Employees' Retirement Savings Plan or other plan or agreement relating to retirement benefits; and, (iv) all legal fees and expenses incurred by a participant, if any, as a result of such Termination of Employment or enforcing any right or benefit under the Severance Plan. A letter of credit has been obtained by the Company for the purpose of securing the payment of such legal fees and expenses.

     The net amount payable to any participant under the Severance Plan, taking into account payments under Other Plans, (as defined in the Severance Plan) as appropriate, may not exceed 2.99 times the participant's "base amount" (as defined in Section 280G of the Internal Revenue Service Code of 1986, as amended the ("Code")), which, generally, is the average of the participant's taxable annual income received from the Company during the five-year period preceding the Change in Control, to avoid the special tax rules applicable to "excess parachute payments" under federal income tax legislation enacted in 1984.

     To protect both the Company and any participant, if the severance compensation under the Severance Plan, either alone or together with other payments to a participant, would constitute "excess parachute payments", as defined in Section 280G of the Code, such severance compensation payment would be reduced to the largest amount as would result in no portion of such payments being disallowed as deductions to the Company under Section 280G of the Code and no portion of such payments subjecting a participant to the excise tax imposed by Section 4999 of the Code. The determination of such reductions will be made, in good faith, by the Company's independent accountants and will be conclusively binding upon the Company and such participant.

                               PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of Acme Metals Incorporated on Executive Compensation shall not be incorporated by reference into any such filings.

     The performance graph below provides an indicator of the cumulative total shareholder return for the Company for a five-year period as compared with the cumulative total return of the Russell 2000 Index of companies and a group of peer companies.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                  ACME METALS INCORPORATED, RUSSELL 2000** AND
                            VALUE LINE PEER GROUP***

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                  ACME METALS       RUSSELL 2000       PEER GROUP
12/92                                                          100               100               100
12/93                                                       135.85            118.89            194.77
12/94                                                       136.32            116.72            200.99
12/95                                                       107.55            149.92            189.55
12/96                                                       146.23            174.65            201.83
12/97                                                        74.53            213.70            182.62

       ACME METALS(1)               RUSSELL 2000               PEER GROUP

                    DATE                        ACME METALS    RUSSELL 2000    PEER GROUP
                    ----                        -----------    ------------    ----------
December 1992...............................      $100.00        $100.00        $100.00
December 1993...............................      $135.85        $118.89        $194.77
December 1994...............................      $136.32        $116.72        $200.99
December 1995...............................      $107.55        $149.92        $189.55
December 1996...............................      $146.23        $174.65        $201.83
December 1997...............................      $ 74.53        $213.70        $182.62

---------------
(1) During the second half of fiscal 1994, the Company issued a total of 5,975,000 shares of Common Stock, thereby more than doubling the number of shares of Common Stock outstanding.

* Assumes $100 invested on December 31, 1992 in Common Stock, the Russell 2000 Index, and the Value Line Peer Group of companies and assumes the reinvestment of dividends on a quarterly basis.

** The Russell 2000 Index consists of 2,000 companies with a range of capitalization comparable to the Company.

*** The Value Line Peer Group for 1997 consists of the companies in the Value
     Line Investment Survey -- Steel Group (integrated), and includes AK Steel Holdings, Bethlehem Steel Corp., British Steel, Dofasco, Inc., Inland Steel Industries, Inc., LTV Corp. and USX-U.S. Steel Group. These companies are engaged in substantially the same industry and are subject to the same market influences as the Company. From 1994 through 1995, Stelco Industries Inc. was included in the Value Line Peer Group, and British Steel was not so included; from 1992 through 1996 WHX Corp. (now known as Weirton Steel) was included in the Value Line Peer Group and AK Steel Holdings was not so included.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors to provide the shareholders with an understanding of the Company's executive compensation program.

THE COMMITTEE

     The Committee is composed of six independent non-employee members of the Board of Directors who meet the definition of "non-employee director" as set forth in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. It is the Committee's responsibility to develop and review the total compensation paid to all executive officers of the Company and its subsidiaries. Annually, it receives recommendations from management and reviews those recommendations with professional outside compensation consultants prior to recommending compensation programs and levels to the full Board of Directors. The Committee held two meetings during the fiscal year ended December 28, 1997. No Committee members have interlocking relationships as defined by the Securities and Exchange Commission.

COMPENSATION POLICIES AND OBJECTIVES

     The Company's compensation philosophy is to reward its key executives in line with median levels for similar positions in comparable metals or manufacturing industries, with individual base salaries reflecting their scope of responsibilities, impact on Company performance, experience, and proficiency in their position. As such, the Committee's principal objective in developing compensation opportunities is to support this philosophy and the Company's objective of increasing shareholder returns. To achieve these goals, the Committee believes it necessary:

     - To attract, develop, retain and reward those executives who complement the Company's shareholder interest objective in accordance with the Company's compensation philosophy.

     - To provide short-term incentive bonus opportunities based on corporate performance measures contained in the annual business plan approved by the Board of Directors, the Committee recommends to the Board of Directors which performance criteria (e.g., return on equity, return on investment, cash flow, operating or sales performance measures, safety or quality performances, etc.), which may change from year to year, shall be used to assess individual performance, and threshold, target and maximum bonus levels are assigned.

     - To provide long-term incentive opportunities in the form of options and awards of shares of Common Stock via a plan which was approved by the shareholders in 1994 and which is designed to align the interests of the executives with those of the shareholders.

COMPENSATION PROGRAM COMPONENTS

     The particular elements of the compensation program for executive officers are outlined below.

     Base Salary -- Base salary opportunities are principally established at the median level of salaries in a peer group of public corporations wherein the Company competes for talent. Annual salary adjustments are recommended by the Committee to the Board of Directors based on the individual's performance against annual objectives, the individual's position within the assigned salary range, the Company's financial results, and peer group increase projections.

     Annual Incentive Compensation -- Within the first ninety days of each year, the Committee adopts, subject to ratification by the Board of Directors, the Executive Incentive Compensation Plan ("EIC") objectives for that year, designates the participants to one of six groups having varying ranges of incentive compensation opportunities, and determines how incentive payments will be calculated. The maximum incentive compensation opportunity for any individual is seventy-five percent of his base salary for the year in question. In 1997, the corporate performance criteria was divided between return on equity and return on investment criteria, subject to achievement of a subsidiary's and/or the Company's 1997 Profit Plan objectives for return on equity/return on investment to earn the minimum EIC payment. Payments in future years will be dependent upon the Company achieving, or exceeding, the performance criteria established in those years. The Committee, subject to ratification by the Board of Directors, reserves the right to amend, suspend or terminate, in whole or in part, any or all provisions of the Plan, provided the same does not result in an increase in the awards made to the Chief Executive Officer or certain other executive officers.

     Long-Term Incentive Compensation -- The Company's 1994 Stock Incentive Program (the "Program") is designed to furnish long-term incentives to executive officers and other key corporate employees to improve corporate profits and shareholder value by providing such persons opportunities to acquire shares of Common Stock pursuant to the grant of stock awards, stock options, stock appreciation rights and/or to receive monetary payments upon terms and conditions adopted by the Committee and ratified by the Board of Directors. Stock awards are generally granted with an earnout period of five years in installments of twenty percent per year in amounts determined by the Committee and ratified by the Board of Directors. The Committee believes this approach to long-term opportunities fosters shareholder value over the long term, since the realization of increased benefit to the executive is based solely on stock price appreciation. Stock options are granted for a term of ten years, commencing with grants made in 1997 vest in equal parts over a four-year period, and are granted with an exercise price equal to the market price on the date of grant as defined in the Program. Stock appreciation rights may be granted in connection with grants of stock options ("Companion Option"). Generally stock appreciation rights relate to the same number of shares of Common Stock covered by the Companion Option and are subject to the same conditions relating to the Companion Option, except for such additional limitations as may be required by the Program or by the Board of Directors. The Committee recommends to the Board of Directors those individuals who will participate annually and the Committee may amend or discontinue the Program at any time, subject to ratification by the Board of Directors.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's compensation is also reviewed annually and is compared to other chief executive officers of public corporations, similar in size and character to the Company, by an independent, professional consulting firm. In determining the Chief Executive Officer's salary in 1997, the Committee took into account the Company's financial performance as compared to other similarly situated companies, his individual contributions and responsibilities. The Committee is also influenced by the Chief Executive Officer's experience within the steel industry, his representation of the Company within the industry, and his stature within industry organizations. The Committee believes that it is important to compensate the Chief Executive Officer at an appropriate level within the salary range of his peers in similar businesses of equivalent size and complexity. The Chief Executive's annual base salary was $405,000 for fiscal 1997.

     In 1997, the Chief Executive Officer was granted options to purchase 24,000 shares of Common Stock at $15.0625 per share. He was also granted 700 stock awards during 1997 at a grant price of $18.125 per share; these stock awards had a one time earn-out six months after the date of grant as did the stock awards for the Company's and its subsidiaries' other key officers.

LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In 1993, the Internal Revenue Code (the "Code") was amended (I.R.C. sec.162(m)) to impose a new limitation, beginning in 1994, on a corporation's ability to deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Covered Executives"). Generally, amounts paid to Covered Executives in excess of the $1,000,000 limitation are not deductible by the Company, unless such compensation qualifies under I.R.C. sec.162(m) and the regulations proposed thereunder, as performance-based compensation.

     The Committee has amended the Company's executive compensation plans in a manner which it believes will qualify certain components of its executive compensation program (1994 Executive Incentive Compensation Plan and 1994 Stock Incentive Program) as performance-based compensation.

     The Company will continue to monitor the requirements of the Code and to determine what actions should be taken by the Company in order to preserve the tax deduction for executive compensation to the maximum extent, consistent with the Company's continuing goals of providing the executives of the Company with appropriate incentives and rewards for their performance.

SUMMARY

     The Committee believes that the total executive compensation program of the Company is competitive with compensation programs provided by other corporations with which the Company competes. Further, the 1994 Executive Incentive Compensation Plan and long-term 1994 Stock Incentive Program are directly linked to both the annual financial and operational results of the Company as well as toward the long-term growth of shareholders' value of the Company's shareholders.

     Submitted by the Compensation Committee of the Board of Directors: Frank A. LePage, Chairman, John T. Lane, Allan L. Rayfield, William P. Sovey, L. Frederick Sutherland and William R. Wilson.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal year 1997, the Company made purchases from ARAMARK Corporation ("ARAMARK") in the amount of $187,010 for food services; Messrs. Jordan and MacDonald are directors and Mr. Sutherland is an executive officer of ARAMARK. The Company paid $82,811 for professional services to Seyfarth, Shaw, Fairweather and Geraldson, a law firm of which Mr. Laidlaw is a partner. These transactions were in the ordinary course of business, at competitive prices and terms and at arm's length. In the opinion of management, in no instance have the amounts involved been material in relation to the business of the Company or, to the knowledge and belief of management of the Company, to the business of the other organizations or to the individuals concerned.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 2)

     The Board of Directors, acting upon the recommendation of its Audit Review Committee, on October 20, 1997 appointed Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending December 27, 1998.

     The appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year 1998 is conditioned upon the ratification of such appointment at the Annual Meeting. In the event such appointment is not so approved, the Board of Directors will reconsider its selection of independent accountants. A representative of Price Waterhouse LLP will be present at the Annual Meeting and available to respond to questions and will have an opportunity to make a statement if he so desires.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS WHICH IS PRESENTED AS PROPOSAL NO. 2.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In order to be considered for inclusion in the Company's Proxy Statement and form of proxy for the 1999 Annual Meeting of Shareholders, any shareholder proposal intended to be presented at that meeting must be received by the Company at the address shown on the first page of this Proxy Statement on or before November 25, 1998.

                                 OTHER BUSINESS

     The Annual Meeting of Shareholders will be held for the transaction of business described above and for the transaction of such other business as may properly come before the meeting. At the date of this Proxy Statement, the only business which management intends to present, or knows others will present, is described in this Proxy Statement. If other matters properly come before the Annual Meeting, the Proxies, in their discretion, are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                            By order of the Board of Directors,

                                            Edward Weber
                                            Edward P. Weber, Jr.
                                            Secretary

Dated: March 25, 1998

     SHAREHOLDERS WITH QUESTIONS CONCERNING ACME METALS INCORPORATED AND ITS OPERATIONS OR REQUESTING A COPY OF THE COMPANY'S FORM 10-K SHOULD DIRECT INQUIRIES TO JOEL L. HAWTHORNE, DIRECTOR, INVESTOR AND PUBLIC RELATIONS, ACME METALS INCORPORATED, PHONE 708-841-8383, EXT. 2266.

ADMISSION

     If you plan to attend the Annual Meeting and are a shareholder of record, please check your proxy card in the space provided for that purpose. We will not be issuing admission cards, but checking the box will pre-register you for the Annual Meeting. If you plan to attend the Annual Meeting and your shares are held in the name of a broker or other nominee, please bring a proxy or letter from them to the Annual Meeting to confirm your ownership of shares.

LOCATION

     The Regal Knickerbocker Hotel is located at 163 East Walton Place, Chicago, Illinois 60611. The telephone number of the Hotel is (312) 751-8100. The meeting will be held in the East Tower on the 14th Floor of the Hotel.

                        ACME METALS INCORPORATED
                        13500 SOUTH PERRY AVENUE
                    RIVERDALE, ILLINOIS   60827-1182

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned acknowledges receipt of the accompanying Notice of Meeting and 1998 Proxy Statement and hereby appoints Edward P. Weber, Jr. and Jerry F. Williams, and each of them, Proxies, with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Acme Metals Incorporated to be held at The Regal Knickerbocker Hotel, 163 East Walton Place, Chicago, Illinois 60611 on Thursday, April 23, 1998, at 10:00 a.m. central time, and at any adjournment or postponements thereof with the same force and effect as the undersigned might or could do if personally present thereat.



Election of Directors (see reverse side)  Comments: (such as change of address)
Nominees:
Class III Directors                       ________________________________________
  Reynold C. MacDonald
  Brian W. H. Marsden                     ________________________________________
  William P. Sovey
                                          ________________________________________

                                          (If you have written in the above space, please
                                          mark the corresponding box on the reverse
                                          side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS (SEE ACCOMPANYING PROXY STATEMENT). THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE SIDE

                          FOLD AND DETACH HERE

/x/   Please mark your
     votes as in this
     example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the Election of Directors and FOR Proposal 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF
                     DIRECTORS AND FOR PROPOSAL 2.


                                                            FOR    WITHHELD
1.  Election of Directors                                   / /    / /

For, except vote withheld from the following
nominee(s):
---------------------------------------------




                                                            FOR    AGAINST    ABSTAIN

2.  Approval of independent                                 / /    / /        / /
    accountants

3.  In the discretion of the Proxies
    named herein, upon such other
    matters as may properly come
    before the meeting.

Change of address/

I plan to attend the Annual Meeting of Shareholders.

     comments on reverse

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

--------------------------------------------------------------------------

--------------------------------------------------------------------------
     Signature(s)                                               Date

                          FOLD AND DETACH HERE